UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2025
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HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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Delaware	814-01431	87-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

November 2025 Distributions
On November 26, 2025, HPS Corporate Lending Fund (the “Fund” or “HLEND”) declared regular and variable supplemental distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution - Regular	Variable Supplemental Distribution	Net Distribution - Total
Class I Common Shares	$0.1600	$—	$0.1600	$0.0550	$0.2150
Class D Common Shares	$0.1600	$0.0052	$0.1548	$0.0550	$0.2098
Class F Common Shares	$0.1600	$0.0104	$0.1496	$0.0550	$0.2046
Class S Common Shares	$0.1600	$0.0177	$0.1423	$0.0550	$0.1973
The regular and variable supplemental distributions for each class of Shares are payable to shareholders of record as of November 30, 2025 and will be paid on or about December 31, 2025.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.
Net Asset Value

The net asset value (“NAV”) per share for each class of the Fund as of October 31, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of October 31, 2025
Class I Common Shares	$25.27
Class D Common Shares	$25.27
Class F Common Shares	$25.27
Class S Common Shares	$25.27

As of October 31, 2025, the Fund’s aggregate NAV was $12,120.4 million, the fair value of its investment portfolio was $24,404.9 million and it had principal debt outstanding of $12,681.7 million. The average debt-to-equity ratio during October 2025 was approximately 1.02 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $15.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the November 1, 2025 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	197,583,135	$5.0	billion
Class D Common Shares	51,310,238	1.3	billion
Class F Common Shares	225,984,292	5.7	billion
Class S Common Shares	31,612,305	0.8	billion
Total Offering*	506,489,970	$12.7	billion
*Amounts may not sum due to rounding.

Credit Rating Upgrade

Moody’s Ratings recently upgraded the Fund’s long-term issuer and senior unsecured ratings to Baa2 from Baa3, marking an important milestone, positioning HLEND as one of only two non-traded BDCs with a Baa2 rating from Moody’s.1 We believe this upgrade reflects the strength and stability of the Fund’s portfolio, which is predominantly comprised of first-lien senior secured loans diversified by both position size and industry concentration.

1 As of the date hereof, HLEND has an investment grade rating of Baa2 / stable from Moody’s. The underlying private credit loans within HLEND are not rated. Credit ratings are statements of opinion and are not statements of fact or recommendations to purchase, hold or sell securities. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes and should not be relied on as investment advice.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: December 1, 2025	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer